Exhibit 99.1
Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $23.5 million
DALLAS – April 20, 2022 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the first quarter of 2022.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.
2022 First Quarter Highlights
•For the first quarter of 2022, net income to common shareholders was $23.5 million, and diluted earnings per share were $0.93.
•Net interest income was $100.1 million.
•Non-interest income was $11.1 million.
•Non-interest expense was $78.6 million.
•Net interest margin was 7.68%. Yield on loans and the average cost of our total deposits were 8.60% and 0.14%, respectively.
•Credit loss expense for the quarter ended March 31, 2022 was $0.5 million.
•Net charge-offs were $1.5 million, or 0.03% of average loans, for the quarter.
•The total dollar value of invoices purchased by Triumph Business Capital was $4.042 billion with an average invoice size of $2,520. The transportation average invoice size for the quarter was $2,401.
•TriumphPay processed 4.0 million invoices paying carriers a total of $5.701 billion.
•We repurchased 14,810 shares into treasury stock under our stock repurchase program at an average price of $88.81, for a total of $1.3 million, under the $50.0 million stock repurchase program authorized by our board of directors on February 7, 2022.
•We classified certain non-transportation factored receivables, and their related customer reserves, (the "Factored Receivable Disposal Group") as held for sale on the unaudited March 31, 2022 Consolidated Balance Sheet. The Factored Receivable Disposal Group was classified as held for sale at cost with no impact to earnings except for the reversal of the allowance for credit loss associated with the factored receivables. As a result, factored receivables totaling $80.8 million and customer reserves totaling $10.4 million were included in assets held for sale and deposits held for sale, respectively, at March 31, 2022.
•We classified the gross assets and liabilities of 15 branches primarily located in rural eastern Colorado and western Kansas (the “Branch Disposal Group”) as held for sale on the unaudited March 31, 2022 Consolidated Balance Sheet. The Branch Disposal Group was classified as held for sale at cost with no impact to earnings except for the reversal of the allowance for credit loss associated with the branch loans. Loans totaling $159.2 million and deposits totaling $367.3 million were included in assets held for sale and deposits held for sale, respectively, at March 31, 2022.

Balance Sheet
Total loans held for investment decreased $143.5 million, or 2.9%, during the first quarter to $4.724 billion at March 31, 2022. Average loans held for investment for the quarter decreased $38.5 million, or 0.8%, to $4.805 billion.
Total deposits were $4.332 billion at March 31, 2022, a decrease of $314.9 million, or 6.8%, in the first quarter of 2022. Non-interest-bearing deposits accounted for 43% of total deposits and non-time deposits accounted for 88% of total deposits at March 31, 2022.
The decline in loans held for investment and deposits was driven by the classification of a portion of such assets and deposits to held for sale at March 31, 2022 as previously discussed.
Asset Quality and Allowance for Credit Loss
Our nonperforming assets ratio at March 31, 2022 was 0.87%. Approximately 2 basis points of this ratio at March 31, 2022 consisted of $1.2 million of the acquired Over-Formula Advance portfolio which represents the portion that is not covered by CVLG's indemnification. An additional 32 basis points of this ratio at March 31, 2022 consisted of $19.4 million of the Misdirected Payments. Over-Formula Advances and Misdirected Payments are discussed in greater detail below.
Our past-due loan ratio at March 31, 2022 was 2.73%. Approximately 20 basis points of this ratio at March 31, 2022 consisted of $9.6 million of past due factored receivables related to the Over-Formula Advance portfolio. An additional 41 basis points of this ratio at March 31, 2022 consisted of the $19.4 million of Misdirected Payments, as discussed below.
Our ACL as a percentage of loans held for investment increased 1 basis point during the quarter to 0.88% at March 31, 2022.
Items related to our July 2020 acquisition of TFS
As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction. There were no material developments related to that transaction that impacted our operating results for the three months ended March 31, 2022.
At March 31, 2022, the carrying value of the acquired over-formula advances was $9.6 million, the total reserve on acquired over-formula advances was $9.6 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was $4.6 million.
As of March 31, 2022 we carried a separate $19.4 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the acquired Over-Formula Advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required. The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them. We have commenced litigation in the United States Court of Federal Claims against the USPS seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us. Based on our legal analysis and discussions with our counsel advising us on this matter, we continue to believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of March 31, 2022. The full amount of such receivable is reflected in non-performing and past due factored receivables as of March 31, 2022 in accordance with our policy. As of March 31, 2022, the entire $19.4 million Misdirected Payments amount was greater than 90 days past due.
Conference Call Information
Aaron P. Graft, Vice Chairman and CEO and Brad Voss, CFO will review the financial results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, April 21, 2022.
To participate in the live conference call, please dial 1-844-200-6205 (International: +1-929-526-1599) and access code
026223. A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/mediaframe/webcast.html?webcastid=L79lY4Dy. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas, offering a diversified line of payments, factoring, and banking services. www.triumphbancorp.com
Forward-Looking Statements
This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses, including our acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.
While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 14, 2022.
Non-GAAP Financial Measures
This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Financial Highlights:
Total assets	$6,076,434	$5,956,250	$6,024,535	$6,015,877	$6,099,628
Loans held for investment	$4,724,078	$4,867,572	$4,782,730	$4,831,215	$5,084,512
Deposits	$4,331,786	$4,646,679	$4,822,575	$4,725,450	$4,789,665
Net income available to common stockholders	$23,528	$25,839	$23,627	$27,180	$33,122

Performance Ratios - Annualized:
Return on average assets	1.69%	1.77%	1.61%	1.84%	2.29%
Return on average total equity	11.20%	12.41%	11.85%	14.27%	18.42%
Return on average common equity	11.41%	12.71%	12.13%	14.70%	19.14%
Return on average tangible common equity (1)	17.02%	19.41%	19.21%	20.92%	26.19%
Yield on loans(2)	8.60%	8.68%	7.92%	7.77%	7.24%
Cost of interest bearing deposits	0.23%	0.27%	0.27%	0.31%	0.41%
Cost of total deposits	0.14%	0.16%	0.16%	0.20%	0.28%
Cost of total funds	0.28%	0.29%	0.38%	0.34%	0.42%
Net interest margin(2)	7.68%	7.66%	6.69%	6.47%	6.06%
Net non-interest expense to average assets	4.68%	4.56%	4.00%	3.75%	3.14%
Adjusted net non-interest expense to average assets (1)	4.68%	4.56%	4.00%	3.55%	3.14%
Efficiency ratio	70.65%	70.16%	70.13%	67.96%	62.57%
Adjusted efficiency ratio (1)	70.65%	70.16%	70.13%	65.09%	62.57%

Asset Quality:(3)
Past due to total loans	2.73%	2.86%	2.31%	2.28%	1.96%
Non-performing loans to total loans	0.94%	0.95%	0.90%	1.06%	1.17%
Non-performing assets to total assets	0.87%	0.92%	0.86%	0.97%	1.15%
ACL to non-performing loans	93.62%	91.20%	95.75%	88.92%	80.87%
ACL to total loans	0.88%	0.87%	0.86%	0.95%	0.94%
Net charge-offs to average loans	0.03%	—%	0.08%	0.01%	0.85%

Capital:
Tier 1 capital to average assets(4)	11.82%	11.11%	10.43%	9.73%	10.89%
Tier 1 capital to risk-weighted assets(4)	11.96%	11.51%	11.06%	10.33%	11.28%
Common equity tier 1 capital to risk-weighted assets(4)	10.40%	9.94%	9.45%	8.74%	9.72%
Total capital to risk-weighted assets	14.53%	14.10%	13.69%	12.65%	13.58%
Total equity to total assets	14.59%	14.42%	13.62%	13.17%	12.53%
Tangible common stockholders' equity to tangible assets(1)	9.86%	9.46%	8.63%	8.04%	8.98%

Per Share Amounts:
Book value per share	$33.45	$32.35	$30.87	$29.76	$28.90
Tangible book value per share (1)	$22.75	$21.34	$19.73	$18.35	$21.34
Basic earnings per common share	$0.95	$1.04	$0.95	$1.10	$1.34
Diluted earnings per common share	$0.93	$1.02	$0.94	$1.08	$1.32
Adjusted diluted earnings per common share(1)	$0.93	$1.02	$0.94	$1.17	$1.32
Shares outstanding end of period	25,161,690	25,158,879	25,123,342	25,109,703	24,882,929

Unaudited consolidated balance sheet as of:

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ASSETS
Total cash and cash equivalents	$413,704	$383,178	$532,764	$444,439	$380,811
Securities - available for sale	191,440	182,426	164,816	193,627	205,330
Securities - held to maturity, net	4,404	4,947	5,488	5,658	5,828
Equity securities	5,085	5,504	5,623	5,854	5,826
Loans held for sale	607	7,330	26,437	31,136	22,663
Loans held for investment	4,724,078	4,867,572	4,782,730	4,831,215	5,084,512
Allowance for credit losses	(41,553)	(42,213)	(41,017)	(45,694)	(48,024)
Loans, net	4,682,525	4,825,359	4,741,713	4,785,521	5,036,488
Assets held for sale	260,085	—	—	—	—
FHLB and other restricted stock	12,196	10,146	4,901	8,096	9,807
Premises and equipment, net	91,725	105,729	104,311	106,720	105,390
Other real estate owned ("OREO"), net	383	524	893	1,013	1,421
Goodwill and intangible assets, net	269,119	276,856	280,055	286,567	188,006
Bank-owned life insurance	41,141	40,993	41,540	41,912	41,805
Deferred tax asset, net	10,174	10,023	—	—	1,260
Indemnification asset	4,582	4,786	4,786	5,246	5,246
Other assets	89,264	98,449	111,208	100,088	89,747
Total assets	$6,076,434	$5,956,250	$6,024,535	$6,015,877	$6,099,628
LIABILITIES
Non-interest bearing deposits	$1,859,376	$1,925,370	$2,020,984	$1,803,552	$1,637,653
Interest bearing deposits	2,472,410	2,721,309	2,801,591	2,921,898	3,152,012
Total deposits	4,331,786	4,646,679	4,822,575	4,725,450	4,789,665
Deposits held for sale	377,698	—	—	—	—
Customer repurchase agreements	2,868	2,103	11,990	9,243	2,668
Federal Home Loan Bank advances	230,000	180,000	30,000	130,000	180,000
Payment Protection Program Liquidity Facility	—	27,144	97,554	139,673	158,796
Subordinated notes	107,169	106,957	106,755	87,620	87,564
Junior subordinated debentures	40,737	40,602	40,467	40,333	40,201
Deferred tax liability, net	—	—	982	3,333	—
Other liabilities	99,511	93,901	93,538	87,837	76,730
Total liabilities	5,189,769	5,097,386	5,203,861	5,223,489	5,335,624
EQUITY
Preferred Stock	45,000	45,000	45,000	45,000	45,000
Common stock	283	283	282	282	280
Additional paid-in-capital	516,551	510,939	499,282	494,224	490,699
Treasury stock, at cost	(106,105)	(104,743)	(104,600)	(104,486)	(103,059)
Retained earnings	422,879	399,351	373,512	349,885	322,705
Accumulated other comprehensive income (loss)	8,057	8,034	7,198	7,483	8,379
Total stockholders' equity	886,665	858,864	820,674	792,388	764,004
Total liabilities and equity	$6,076,434	$5,956,250	$6,024,535	$6,015,877	$6,099,628

Unaudited consolidated statement of income:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Interest income:
Loans, including fees	$40,847	$43,979	$44,882	$45,988	$48,706
Factored receivables, including fees	61,206	62,196	50,516	47,328	37,795
Securities	1,178	1,438	1,126	1,187	1,650
FHLB and other restricted stock	76	25	28	27	76
Cash deposits	128	141	183	158	126
Total interest income	103,435	107,779	96,735	94,688	88,353
Interest expense:
Deposits	1,561	1,907	1,948	2,470	3,372
Subordinated notes	1,299	1,297	2,449	1,350	1,349
Junior subordinated debentures	454	444	443	446	442
Other borrowings	42	74	124	140	170
Total interest expense	3,356	3,722	4,964	4,406	5,333
Net interest income	100,079	104,057	91,771	90,282	83,020
Credit loss expense (benefit)	501	2,008	(1,187)	(1,806)	(7,845)
Net interest income after credit loss expense (benefit)	99,578	102,049	92,958	92,088	90,865
Non-interest income:
Service charges on deposits	1,963	2,050	2,030	1,857	1,787
Card income	2,011	2,470	2,144	2,225	1,972
Net OREO gains (losses) and valuation adjustments	(132)	29	(9)	(287)	(80)
Net gains (losses) on sale of securities	—	—	4	1	—
Fee income	5,703	5,711	5,198	4,470	2,249
Insurance commissions	1,672	1,138	1,231	1,272	1,486
Other	(96)	2,861	1,457	4,358	6,877
Total non-interest income	11,121	14,259	12,055	13,896	14,291
Non-interest expense:
Salaries and employee benefits	46,284	52,544	43,769	41,658	35,980
Occupancy, furniture and equipment	6,436	6,194	6,388	6,112	5,779
FDIC insurance and other regulatory assessments	411	288	353	500	977
Professional fees	3,659	2,633	2,362	5,052	2,545
Amortization of intangible assets	3,108	3,199	3,274	2,428	1,975
Advertising and promotion	1,202	1,640	1,403	1,241	890
Communications and technology	9,112	7,844	7,090	6,028	5,900
Other	8,352	8,662	8,174	7,779	6,846
Total non-interest expense	78,564	83,004	72,813	70,798	60,892
Net income before income tax	32,135	33,304	32,200	35,186	44,264
Income tax expense	7,806	6,664	7,771	7,204	10,341
Net income	$24,329	$26,640	$24,429	$27,982	$33,923
Dividends on preferred stock	(801)	(801)	(802)	(802)	(801)
Net income available to common stockholders	$23,528	$25,839	$23,627	$27,180	$33,122

Earnings per share:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Basic
Net income to common stockholders	$23,528	$25,839	$23,627	$27,180	$33,122
Weighted average common shares outstanding	24,800,771	24,786,720	24,759,419	24,724,128	24,675,109
Basic earnings per common share	$0.95	$1.04	$0.95	$1.10	$1.34

Diluted
Net income to common stockholders - diluted	$23,528	$25,839	$23,627	$27,180	$33,122
Weighted average common shares outstanding	24,800,771	24,786,720	24,759,419	24,724,128	24,675,109
Dilutive effects of:
Assumed exercises of stock options	107,359	124,462	121,110	134,358	130,016
Restricted stock awards	237,305	236,251	141,204	139,345	169,514
Restricted stock units	86,099	87,605	74,268	73,155	66,714
Performance stock units - market based	139,563	150,969	131,346	134,313	128,167
Performance stock units - performance based	—	—	—	—	—
Employee stock purchase plan	771	4,726	616	3,708	1,418
Weighted average shares outstanding - diluted	25,371,868	25,390,733	25,227,963	25,209,007	25,170,938
Diluted earnings per common share	$0.93	$1.02	$0.94	$1.08	$1.32
Shares that were not considered in computing diluted earnings per common share because they were antidilutive or have not met the thresholds to be considered in the dilutive calculation are as follows:

	For the Three Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Stock options	12,911	—	16,939	16,939	—
Restricted stock awards	8,463	8,463	—	—	—
Restricted stock units	15,000	15,000	—	—	—
Performance stock units - market based	—	—	12,020	13,520	—
Performance stock units - performance based	258,635	259,383	259,383	265,625	256,625
Employee stock purchase plan	—	—	—	—	—
Loans held for investment summarized as of:

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Commercial real estate	$625,763	$632,775	$630,106	$701,576	$784,110
Construction, land development, land	119,560	123,464	171,814	185,444	223,841
1-4 family residential properties	117,534	123,115	127,073	135,288	142,859
Farmland	17,910	77,394	82,990	91,122	97,835
Commercial	1,375,044	1,430,429	1,398,497	1,453,583	1,581,125
Factored receivables	1,764,590	1,699,537	1,607,028	1,398,299	1,208,718
Consumer	9,276	10,885	12,677	12,389	14,332
Mortgage warehouse	694,401	769,973	752,545	853,514	1,031,692
Total loans	$4,724,078	$4,867,572	$4,782,730	$4,831,215	$5,084,512

Our banking loan portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.
Banking loans held for investment are further summarized below:

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Commercial real estate	$625,763	$632,775	$630,106	$701,576	$784,110
Construction, land development, land	119,560	123,464	171,814	185,444	223,841
1-4 family residential	117,534	123,115	127,073	135,288	142,859
Farmland	17,910	77,394	82,990	91,122	97,835
Commercial - General	286,936	295,662	289,242	290,562	288,458
Commercial - Paycheck Protection Program	12,090	27,197	87,413	135,307	237,299
Commercial - Agriculture	15,887	70,127	77,263	76,346	83,859
Commercial - Equipment	612,277	621,437	588,105	604,396	623,248
Commercial - Asset-based lending	284,808	281,659	213,927	181,394	188,825
Commercial - Liquid Credit	163,046	134,347	142,547	165,578	159,436
Consumer	9,276	10,885	12,677	12,389	14,332
Mortgage Warehouse	694,401	769,973	752,545	853,514	1,031,692
Total banking loans held for investment	$2,959,488	$3,168,035	$3,175,702	$3,432,916	$3,875,794
The following table presents the Company’s operating segments:

(Dollars in thousands)
Three months ended March 31, 2022	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$42,183	$56,374	$4,832	$46	$103,435
Intersegment interest allocations	1,857	(1,775)	(82)	—	—
Total interest expense	1,603	—	—	1,753	3,356
Net interest income (expense)	42,437	54,599	4,750	(1,707)	100,079
Credit loss expense (benefit)	(2,870)	1,949	354	1,068	501
Net interest income after credit loss expense	45,307	52,650	4,396	(2,775)	99,578
Noninterest income	5,995	1,871	3,242	13	11,121
Noninterest expense	41,708	21,389	14,333	1,134	78,564
Operating income (loss)	$9,594	$33,132	$(6,695)	$(3,896)	$32,135

(Dollars in thousands)
Three months ended December 31, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$45,534	$58,042	$4,154	$49	$107,779
Intersegment interest allocations	2,272	(2,178)	(94)	—	—
Total interest expense	1,980	—	—	1,742	3,722
Net interest income (expense)	45,826	55,864	4,060	(1,693)	104,057
Credit loss expense (benefit)	171	1,600	(110)	347	2,008
Net interest income after credit loss expense	45,655	54,264	4,170	(2,040)	102,049
Noninterest income	8,308	2,295	3,209	447	14,259
Noninterest expense	46,617	22,335	13,376	676	83,004
Operating income (loss)	$7,346	$34,224	$(5,997)	$(2,269)	$33,304

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Factored receivable period end balance	$1,666,530,000	$1,546,361,000	$1,479,989,000	$1,284,314,000	$1,118,988,000
Yield on average receivable balance	14.16%	14.42%	13.75%	14.99%	13.85%
Current quarter charge-off rate(1)	0.04%	0.01%	0.24%	0.04%	3.95%
Factored receivables - transportation concentration	90%	90%	90%	91%	90%

Interest income, including fees	$56,374,000	$58,042,000	$47,222,000	$44,653,000	$35,824,000
Non-interest income(2)	1,871,000	2,295,000	1,557,000	2,742,000	1,757,000
Factored receivable total revenue	58,245,000	60,337,000	48,779,000	47,395,000	37,581,000
Average net funds employed	1,451,984,000	1,442,551,000	1,235,610,000	1,072,405,000	936,528,000
Yield on average net funds employed	16.27%	16.59%	15.66%	17.73%	16.27%

Accounts receivable purchased	$4,041,883,000	$4,032,585,000	$3,531,811,000	$3,068,262,000	$2,492,468,000
Number of invoices purchased	1,604,012	1,669,387	1,535,321	1,401,695	1,188,678
Average invoice size	$2,520	$2,416	$2,300	$2,189	$2,097
Average invoice size - transportation	$2,401	$2,291	$2,195	$2,090	$1,974
Average invoice size - non-transportation	$5,495	$5,648	$4,944	$4,701	$4,775
Metrics above include assets and deposits held for sale.
(1)March 31, 2021 includes a $41.3 million charge-off related to the TFS acquisition, which contributed approximately 3.94% to the net charge-off rate for the quarter.
(2)Total factoring segment non-interest income was $6.4 million for the three months ended March 31, 2021.
March 31, 2021 non-interest income used to calculate yield on average net funds employed excludes a $4.7 million gain on our indemnification asset.

Information pertaining to our payments segment, which includes only our TriumphPay division, summarized as of and for the quarters ended:

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Factored receivable period end balance	$178,879,000	$153,176,000	$127,039,000	$113,985,000	$89,730,000

Interest income	$4,832,000	$4,154,000	$3,295,000	$2,675,000	$1,969,000
Noninterest income	3,242,000	3,209,000	3,086,000	1,083,000	73,000
Total revenue	$8,074,000	$7,363,000	$6,381,000	$3,758,000	$2,042,000

Pre-tax operating income (loss)	$(6,695,000)	$(5,997,000)	$(5,184,000)	$(7,441,000)	$(2,552,000)
Interest expense	82,000	94,000	111,000	139,000	167,000
Depreciation and software amortization expense	108,000	57,000	77,000	68,000	65,000
Intangible amortization expense	1,490,000	1,489,000	1,490,000	497,000	—
Earnings (losses) before interest, taxes, depreciation, and amortization	$(5,015,000)	$(4,357,000)	$(3,506,000)	$(6,737,000)	$(2,320,000)
Transaction costs	—	—	—	2,992,000	—
Adjusted earnings (losses) before interest, taxes, depreciation, and amortization(1)	$(5,015,000)	$(4,357,000)	$(3,506,000)	$(3,745,000)	$(2,320,000)

Number of invoices processed	3,978,174	4,027,680	3,760,948	3,165,119	2,529,673
Amount of payments processed	$5,700,849,000	$5,242,051,000	$4,191,424,000	$3,426,808,000	$2,301,632,000
(1)Earnings (losses) before interest, taxes, depreciation, and amortization ("EBITDA") is a non-GAAP financial measure used as a supplemental measure to evaluate the performance of our Payments segment. Adjusted EBITDA excludes material gains and expenses related to merger and acquisition-related activities and is a non-GAAP financial measure used to provide meaningful supplemental information regarding the segment's operational performance and to enhance investors' overall understanding of such financial performance by removing the volatility associated with certain acquisition-related items that are unrelated to our core business.
Deposits summarized as of:

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Non-interest bearing demand	$1,859,376	$1,925,370	$2,020,984	$1,803,552	$1,637,653
Interest bearing demand	782,859	830,019	795,234	760,874	729,364
Individual retirement accounts	70,311	83,410	86,012	87,052	89,748
Money market	526,324	520,358	472,242	395,035	402,070
Savings	448,878	504,146	483,946	474,163	464,035
Certificates of deposit	431,243	533,206	574,539	612,730	740,694
Brokered time deposits	2,752	40,125	117,064	306,975	516,006
Other brokered deposits	210,043	210,045	272,554	285,069	210,095
Total deposits	$4,331,786	$4,646,679	$4,822,575	$4,725,450	$4,789,665

Net interest margin summarized for the three months ended:

	March 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$273,742	$128	0.19%	$361,059	$141	0.15%
Taxable securities	170,051	1,083	2.58%	142,658	1,266	3.52%
Tax-exempt securities	14,789	95	2.61%	26,691	172	2.56%
FHLB and other restricted stock	9,993	76	3.08%	5,170	25	1.92%
Loans	4,813,857	102,053	8.60%	4,851,171	106,175	8.68%
Total interest earning assets	$5,282,432	$103,435	7.94%	$5,386,749	$107,779	7.94%
Non-interest earning assets:
Other assets	560,887			593,013
Total assets	$5,843,319			$5,979,762
Interest bearing liabilities:
Deposits:
Interest bearing demand	$833,297	$443	0.22%	$825,784	$486	0.23%
Individual retirement accounts	82,692	104	0.51%	84,966	115	0.54%
Money market	538,553	282	0.21%	486,939	261	0.21%
Savings	509,728	191	0.15%	493,796	190	0.15%
Certificates of deposit	518,399	584	0.46%	550,746	647	0.47%
Brokered time deposits	1,668	—	—%	33,263	9	0.11%
Other brokered deposits	231,378	(43)	(0.08%)	299,290	199	0.26%
Total interest bearing deposits	2,715,715	1,561	0.23%	2,774,784	1,907	0.27%
Federal Home Loan Bank advances	63,889	41	0.26%	38,967	24	0.24%
Subordinated notes	107,039	1,299	4.92%	106,847	1,297	4.82%
Junior subordinated debentures	40,661	454	4.53%	40,530	444	4.35%
Other borrowings	5,090	1	0.08%	62,143	50	0.32%
Total interest bearing liabilities	$2,932,394	$3,356	0.46%	$3,023,271	$3,722	0.49%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,938,667			2,022,973
Other liabilities	91,309			81,835
Total equity	880,949			851,683
Total liabilities and equity	$5,843,319			$5,979,762
Net interest income		$100,079			$104,057
Interest spread			7.48%			7.45%
Net interest margin			7.68%			7.66%
(1) Loan balance totals include respective nonaccrual assets.
(2) Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.
(3) Net interest margin is the ratio of net interest income to average interest earning assets.
(4) Average rates have been annualized.

Additional information pertaining to our loan portfolio, including loans held for investment and loans held for sale, summarized for the quarters ended:

(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Average Banking loans	$3,032,745	$3,112,072	$3,299,152	$3,516,747	$3,722,895
Average Factoring receivables	1,614,462	1,597,091	1,362,856	1,195,209	1,048,968
Average Payments receivables	166,650	142,008	115,401	102,094	76,412
Average total loans	$4,813,857	$4,851,171	$4,777,409	$4,814,050	$4,848,275
Banking yield	5.46%	5.61%	5.40%	5.25%	5.31%
Factoring yield	14.16%	14.42%	13.75%	14.99%	13.85%
Payments yield	11.76%	11.61%	11.33%	10.51%	10.45%
Total loan yield	8.60%	8.68%	7.92%	7.77%	7.24%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands, except per share amounts)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Net income available to common stockholders	$23,528	$25,839	$23,627	$27,180	$33,122
Transaction costs	—	—	—	2,992	—
Tax effect of adjustments	—	—	—	(715)	—
Adjusted net income available to common stockholders - diluted	$23,528	$25,839	$23,627	$29,457	$33,122

Weighted average shares outstanding - diluted	25,371,868	25,390,733	25,227,963	25,209,007	25,170,938
Adjusted diluted earnings per common share	$0.93	$1.02	$0.94	$1.17	$1.32

Average total stockholders' equity	$880,949	$851,683	$818,022	$786,404	$746,849
Average preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)
Average total common stockholders' equity	835,949	806,683	773,022	741,404	701,849
Average goodwill and other intangibles	(275,378)	(278,528)	(284,970)	(220,310)	(188,980)
Average tangible common stockholders' equity	$560,571	$528,155	$488,052	$521,094	$512,869

Net income available to common stockholders	$23,528	$25,839	$23,627	$27,180	$33,122
Average tangible common equity	560,571	528,155	488,052	521,094	512,869
Return on average tangible common equity	17.02%	19.41%	19.21%	20.92%	26.19%

Net interest income	$100,079	$104,057	$91,771	$90,282	$83,020
Non-interest income	11,121	14,259	12,055	13,896	14,291
Operating revenue	$111,200	$118,316	$103,826	$104,178	$97,311
Non-interest expenses	$78,564	$83,004	$72,813	$70,798	$60,892
Transaction costs	—	—	—	(2,992)	—
Adjusted non-interest expenses	$78,564	$83,004	$72,813	$67,806	$60,892
Adjusted efficiency ratio	70.65%	70.16%	70.13%	65.09%	62.57%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$78,564	$83,004	$72,813	$70,798	$60,892
Transaction costs	—	—	—	(2,992)	—
Adjusted non-interest expenses	$78,564	$83,004	$72,813	$67,806	$60,892
Total non-interest income	$11,121	$14,259	$12,055	$13,896	$14,291
Adjusted net non-interest expenses	$67,443	$68,745	$60,758	$53,910	$46,601
Average total assets	$5,843,319	$5,979,762	$6,020,631	$6,093,805	$6,013,668
Adjusted net non-interest expense to average assets ratio	4.68%	4.56%	4.00%	3.55%	3.14%

Total stockholders' equity	$886,665	$858,864	$820,674	$792,388	$764,004
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)
Total common stockholders' equity	841,665	813,864	775,674	747,388	719,004
Goodwill and other intangibles	(269,119)	(276,856)	(280,055)	(286,567)	(188,006)
Tangible common stockholders' equity	$572,546	$537,008	$495,619	$460,821	$530,998
Common shares outstanding	25,161,690	25,158,879	25,123,342	25,109,703	24,882,929
Tangible book value per share	$22.75	$21.34	$19.73	$18.35	$21.34

Total assets at end of period	$6,076,434	$5,956,250	$6,024,535	$6,015,877	$6,099,628
Goodwill and other intangibles	(269,119)	(276,856)	(280,055)	(286,567)	(188,006)
Tangible assets at period end	$5,807,315	$5,679,394	$5,744,480	$5,729,310	$5,911,622
Tangible common stockholders' equity ratio	9.86%	9.46%	8.63%	8.04%	8.98%
1)Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used by Triumph include the following:

•“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.
•"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.
•"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.
•"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.
•"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.
2)Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Loan discount accretion	$1,536	$1,674	$1,953	$2,161	$3,501
3)Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)Current quarter ratios are preliminary.
Source: Triumph Bancorp, Inc.
###
Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936

Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930